UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55415 (Commission File Number)	99-0376434 (I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 29, 2016, Enumeral Biomedical Holdings, Inc. (the “Company”) announced an extension of the offering period for its previously announced issuer tender offer to amend and exercise warrants to purchase an aggregate of 21,549,510 shares of the Company’s common stock (the “Offer to Amend and Exercise”) issued to investors who participated in the Company’s private placement financing that closed on July 31, 2014. The Offer to Amend and Exercise has been extended until 5:00 p.m., Eastern Time, on Friday, December 9, 2016, unless further extended by the Company. The Offer to Amend and Exercise was previously scheduled to expire at 5:00 p.m., Eastern Time, on November 29, 2016. The Company is extending the Offer to Amend and Exercise due to interest shown by warrant holders who have not yet submitted documentation required to participate. No assurance can be given that additional warrant holders will participate in the Offer to Amend and Exercise as a result of this extension, or that warrant holders who have elected to participate will not elect to withdraw their participation prior to the expiration of the extended offering period. As of 4:00 p.m. on November 29, 2016, an aggregate of 3,295,500 warrants had been tendered and not properly withdrawn pursuant to the Offer to Amend and Exercise.

The Offer to Amend and Exercise is subject to the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2016, as amended. The Offering Materials have also been distributed to the holders of the warrants subject to the Offer to Amend and Exercise. Except as described herein, other terms of the Offer to Amend and Exercise remain unchanged.

Important Information

The information in this Current Report on Form 8-K (this “Current Report”) is for informational purposes only, and the foregoing reference to the Offer to Amend and Exercise shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Company has previously filed the Offering Materials with the SEC. These documents contain important information that should be read carefully and considered before any decision is made with respect to the Offer to Amend and Exercise. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, these documents (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request to Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140, Attn: Corporate Secretary, telephone number (617) 945-9146.

The Company has retained Katalyst Securities LLC as exclusive warrant agent for the Offer to Amend and Exercise (the “Warrant Agent”). The Warrant Agent may be reached at:

Katalyst Securities LLC

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attention: Michael A. Silverman

Tel: (212) 400-6993

Attention: Aaron Segal

Tel: (212) 612-3220

Forward Looking Statements

This Current Report includes “forward-looking statements.” Forward-looking statements discuss matters that are not historical facts. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or the Company’s board of directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (e) any statements using such words as “anticipate”, “believe”, “estimate”, “could”, “should”, “would”, “seek”, “plan”, “expect”, “may”, “predict”, “project”, “intend”, “potential”, “continue”, or similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the transactions; uncertainties as to how many holders will elect to participate in the Offer to Amend and Exercise; the possibility that various closing conditions for the transactions may not be satisfied or waived; and other risks and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and the Company’s other SEC filings, as well as the Schedule TO filed by the Company. Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report. All forward-looking statements in this Current Report are qualified in their entirety by this cautionary statement. The Company acknowledges that forward-looking statements made in connection with the Offer to Amend and Exercise are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995, as amended. The Company is not waiving any other defenses that may be available under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: November 29, 2016	By:	/s/ Kevin G. Sarney
		Name:	Kevin G. Sarney
		Title:	Vice President of Finance, Chief Accounting Officer and Treasurer